                                                                  Exhibit 4

                               STATE OF MARYLAND

   NUMBER                                                           SHARES
  SPECIMEN                                                          ______


                             CHAPMAN HOLDINGS, INC.

                                  COMMON STOCK
                               PAR VALUE--$0.001

  Fully Paid                                                Non-Assessable

    THIS CERTIFIES THAT SPECIMEN is the registered holder of ________ (______)Shares of the Common Stock of Chapman Holdings, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 1997.



--------------------------------          ---------------------------------
Earl U. Bravo, Sr., Secretary             Nathan A. Chapman, Jr., President



                                Par Value
                                 $0.001